Exhibit 99.1

905 Southfield Drive
Plainfield, Indiana 46168

November 26, 2007

FOR IMMEDIATE RELEASE

Press Release

Lincoln Bancorp Announces Stock Repurchase Program

Lincoln Bancorp, Plainfield, IN, (NASDAQ GM: Symbol:  LNCB) (the “Company”), the holding company of Lincoln Bank (the “Bank”), announced that the Board of Directors has approved the repurchase, from time to time, on the open market of up to 5% of the Corporation’s outstanding shares of common stock, without par value (“Common Stock”) or 265,600 shares.  Such purchases will be made subject to market conditions in the open market or block transactions.  Repurchases may begin as early as Thursday, November 29, 2007.

This will be the tenth repurchase since the initial public offering on December 30, 1998.  To date, the company has repurchased 3,748,850 shares in the open market.  According to Jerry R. Engle, Chairman and President, the Board believes that open market purchases can have the potential for growth in earnings per share of the Corporation’s remaining outstanding shares.

Lincoln Bancorp and Lincoln Bank are headquartered in Plainfield, Indiana with additional offices in Avon, Bargersville, Brownsburg,Crawfordsville, Frankfort, Greenwood, Mooresville, Morgantown, Nashville and Trafalgar.  The Bank also has two loan production offices located in Carmel and Greenwood, Indiana.

Statements contained in this press release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The Companies intend such forward-looking statements to be covered in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. The Companies' ability to predict results or the actual effect of future plans or strategies is inherently uncertain and involves a number of risks and uncertainties, some of which have been set forth in the Companies' most recent annual reports on Form 10-K, which disclosures are incorporated by reference herein.  A number of factors could cause results to differ materially from the objectives and estimates expressed in such forward-looking statements.  These factors include, but are not limited to, anticipated market prices and prices actually paid by the Corporation for its shares pursuant to the stock repurchase program announced herein. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.
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For additional information, contact:

Jerry R. Engle, President / CEO
Lincoln Bancorp
317-839-6539